                                                             Exhibits 5 and 23.2

                {Letterhead of Pietrantoni Mendez & Alvarez LLP}

                                                                 August 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Square
Washington, DC 20549

         Re:  Microsoft Corporation Form S-8 Registration Statement

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") relating to 286,000 shares of the common stock of Microsoft Corporation (the "Company"), which may be allocated to the accounts of eligible employees participant in the Microsoft Caribbean, Inc. 1165(e) Retirement Plan and the Microsoft Puerto Rico, Inc. 1165(e) Savings Plan (collectively, the "Plans"), adopted and maintained by Microsoft Caribbean, Inc. and Microsoft Puerto Rico, Inc., respectively, which are wholly owned subsidiaries of the Company, and interests therein, it is our opinion that the provisions of the written documents constituting the Plans are in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended pertaining to such provisions.

         This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 8 of the Registration Statement.

         In rendering this opinion we have examined the Plans documents and other related written documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth herein. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plans.

         We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations promulgated thereunder and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Pietrantoni Mendez & Alvarez LLP
                                            ------------------------------------